UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 2, 2010

Date of Report (Date of earliest event reported)

AMERICAN LITHIUM MINERALS, INC.

(Exact Name of registrant as specified in charter)

Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 W. Horizon Ridge Parkway, Suite 200, Henderson, NV 89052

(Address of principal executive offices)

(954) 828-9143

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 2, 2010, American Lithium Minerals, Inc. (the “Company”) entered into a private placement investment transaction with 2245393 Ontario, Inc., a corporation existing under the laws of the Province of Ontario (“Investor”), whereby Investor will invest up to USD$750,000 (the “Transaction”), such investment proceeds to be used by the Company for general corporate purposes.

In connection with the Transaction, on September 2, 2010, the Company (i) executed an Investment Agreement between the Company and Investor (the “Investment Agreement”), (ii) executed a Security Agreement between the Company and Investor (the “Security Agreement”), (ii) issued a Convertible Grid Promissory Note for the benefit of Investor (the “Note”), and (iv) issued Warrants to Purchase Common Shares of the Company for the benefit of Investor (the “Warrants” and, collectively with the Investment Agreement, the Security Agreement and the Note, the “Transaction Documents”).  A summary description of each of the Transaction Documents is set forth below.

Investment Agreement

The Investment Agreement provides that Investor will make a cash investment in the Company in the form of a secured convertible grid promissory note and warrants, totaling up to USD$750,000 in the aggregate.  On the initial closing date, Investor advanced to the Company USD$500,000, representing a portion of the investment amount.  Subject to the fulfillment by the Company of certain conditions contained within the Investment Agreement, no later than September 17, 2010, Investor will advance an additional USD$250,000 to the Company as the remaining portion of the aggregate investment amount.  The Investment Agreement contains customary representations, warranties and covenants, and the Company must undertake certain indemnification obligations under circumstances set forth therein.

Convertible Grid Promissory Note

The Note in the aggregate principal amount of USD$750,000 is secured as described below under the heading “Security Agreement.”  The Note is due and payable on August 31, 2015 and contains affirmative and negative covenants.  The Note will bear interest at a rate of 4% per annum, with the first payment of interest due and payable on February 28, 2011.  Subject to certain terms and conditions specified in the Note, at Investor’s option, Investor may at any time prior to the fifth business day prior to the maturity date, elect to convert in whole or in part, the principal amount outstanding under the Note into common shares of the Company (the “Common Stock”) at a conversion price of USD$0.54 per share.  The Company may repay the Note in whole or in part with at least 30 days’ prior written notice, subject to the aforementioned conversion right.

Security Agreement

The Security Agreement secures all of the Company’s obligations under the Note, granting to Investor a first priority lien against substantially all of the Company’s present and after acquired personal property assets including accounts, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, pledged shares, instruments, including all promissory notes, intellectual property, inventory, investment property (including all securities, securities accounts and security entitlements), commodity accounts, letter of credit rights, commercial tort claims, as-extracted collateral, and the proceeds of any of the foregoing.  In addition, the Security Agreement grants Investor a first priority lien on certain of the Company’s mineral interests in unpatented mining claims located in Esmeralda, Nye, and Mineral Counties, Nevada and Grand County, Utah, which do not include the Borate Hills project.

Warrants to Purchase Common Shares

The Warrants issued to Investor in connection with the Transaction will be exercisable for a total of 1,388,889 shares of Common Stock at an exercise price of USD$0.54 per share.  The Warrants will be exercisable by Investor until September 2, 2011.

The foregoing summary description of the Transaction Documents is qualified in its entirety by such Transaction Documents, copies of which are filed as Exhibits 10.01, 10.02, 10.03, and 10.04, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01               Other Events.

On September 7, 2010, the Company issued a press release announcing the Transaction.  The full text of the press release is attached hereto as Exhibit 99.01 and incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.01	Investment Agreement by and between American Lithium Minerals, Inc. and 2245393 Ontario, Inc., dated September 2, 2010.

10.02	Security Agreement between American Lithium Minerals, Inc. and 2245393 Ontario, Inc., dated September 2, 2010.

10.03	Convertible Grid Promissory Note for the benefit of 2245393 Ontario, Inc., dated September 2, 2010.

10.04	Warrants to Purchase Common Shares of American Lithium Minerals, Inc. for the benefit of 2245393 Ontario, Inc., dated September 2, 2010.

99.01	Press Release, dated September 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2010	AMERICAN LITHIUM MINERALS, INC.

	By:	/s/ Hugh H. Aird
Name: Hugh H. Aird
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.01	Investment Agreement by and between American Lithium Minerals, Inc. and 2245393 Ontario, Inc., dated September 2, 2010.

10.02	Security Agreement between American Lithium Minerals, Inc. and 2245393 Ontario, Inc., dated September 2, 2010.

10.03	Convertible Grid Promissory Note for the benefit of 2245393 Ontario, Inc., dated September 2, 2010.

10.04	Warrants to Purchase Common Shares of American Lithium Minerals, Inc. for the benefit of 2245393 Ontario, Inc., dated September 2, 2010.

99.01	Press Release, dated September 7, 2010.